Exhibit 10.3

USA RARE EARTH, INC.
AMENDMENT TO THE EXECUTIVE CHAIR AGREEMENT
This Amendment to the Executive Chair Agreement (this “Amendment”) is entered into on October 30, 2026 (the “Effective Date”) by and between Michael Blitzer (the “Executive Chair”) and USA Rare Earth, Inc., a Delaware corporation (the “Company”) (collectively referred to as the “parties” or individually referred to as a “party”) and amends the Executive Chair Agreement executed by the Executive Chair and the Company on July 19, 2026 (the “Executive Chair Agreement”). Capitalized terms not defined herein have the meanings given to them in the Executive Chair Agreement.
RECITALS
WHEREAS, the Executive Chair is presently serving in the capacity of non-employee director and Executive Chair on the Company’s Board of Directors, pursuant to the Executive Chair Agreement;
WHEREAS, the Executive Chair Agreement governs all compensation payable by the Company to the Executive Chair in connection with the Executive Chair’s service to the Company; and
WHEREAS, the parties now desire to amend the Executive Chair Agreement to increase the Executive Chair’s annual cash retainer.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.     Annual Cash Retainer. Section 4(a) of the Executive Chair Agreement is hereby amended and restated in its entirety as follows:
“(a) Cash Retainer. The Executive Chair shall receive an annual retainer of $262,565 with effect from November 1, 2026. In addition, no later than thirty (30) calendar days following November 1, 2026, the Executive Chair shall receive an additional one-time cash payment of $7,861.68 as additional compensation for the Executive Chair’s services since October 1, 2026.”
2.    Continuing Effect. Except as expressly amended by this Amendment, the Executive Chair Agreement remains in full force and effect. On and after the Effective Date, each reference in the Executive Chair Agreement to “this Agreement,” “hereof,” “herein,” “hereunder,” or words of like import shall mean and be a reference to the Executive Chair Agreement as amended by this Amendment. In the event of any conflict between this Amendment and the Executive Chair Agreement, this Amendment shall control.

3.    Governing Law and Forum Selection. The parties agree that this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict or choice of laws principles. The parties further agree that the exclusive forum for resolution of any dispute arising out of or in connection with this Amendment or the Executive Chair Agreement shall be in a state or federal court of appropriate jurisdiction in Delaware.
4.    Counterparts. This Amendment may be executed in one or more counterparts (including counterparts executed by DocuSign or other electronic signature, or delivered in portable document format (.pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Electronic signatures shall have the same legal effect as manual signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Effective Date.
USA RARE EARTH, INC.
By: /s/ Valerie Ford Jacob
Name: Valerie Ford Jacob
Title: Chief Legal Officer
Date:
MICHAEL BLITZER
By: /s/ Michael Blitzer
Date:

Signature Page to Amendment to the Executive Chair Agreement